                                                             EXHIBIT (a)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                             Pitt-Des Moines, Inc.

   As set forth in Section 3 of the Offer to Purchase described below, this instrument, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing Shares (as defined below) are not immediately available, or the certificates for Shares and all other required documents cannot be delivered to Mellon Investor Services LLC (the "Paying Agent") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. See Section 3 of the Offer to Purchase.

                      The Paying Agent for the Offer is:

                         Mellon Investor Services LLC

         By First Class Mail:           By Overnight Courier or Certified Mail:

     Mellon Investor Services LLC           Mellon Investor Services LLC
      Reorganization Department              Reorganization Department
        Post Office Box 3301                    85 Challenger Road
      South Hackensack, NJ 07606                 Mail Drop-Reorg.
                                             Ridgefield Park, NJ 07660
                                            Facsimile No.: (201)296-4293
                By Hand:
      Mellon Investor Services LLC
       Reorganization Department      Confirm Receipt of Facsimile By Telephone:
        120 Broadway, 13th Floor                   (201) 296-4860
           New York, NY 10271


   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE PAYING AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE PAYING AGENT.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

   The Eligible Institution which completes this form must communicate the guarantee to the Paying Agent and must deliver the Letter of Transmittal or an Agent's Message and certificates evidencing Shares to the Paying Agent within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to Ironbridge Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly-owned subsidiary of Ironbridge Holding LLC, a Delaware limited liability company ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 7, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, no par value per share (the "Common Stock"), of Pitt-Des Moines, Inc., a Pennsylvania corporation (the "Company") (the "Shares"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


Signature(s) __________________________ Check one box if Shares will be tendered by book-entry transfer to The Depository Trust Company
Name(s) of Record Holders
                                        Account Number _______________________________________
---------------------------------------
         Please Type or Print           -----------------------------------------

Address(es)__________________________

---------------------------------------
               Zip Code

Area Code and Tel. No(s)_____________
Number of Shares_____________________
Certificate Nos. (If Available)

---------------------------------------

---------------------------------------

Dated ___________________, 2002

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

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"),
  (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Paying Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Paying Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), together with the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

              ------------------------- -------------------------
                    Name of Firm          Authorized Signature

              ------------------------- -------------------------
                       Address            Please Type or Print

              ------------------------- Title ___________________
                      Zip Code

                                        Dated ____, 200 .
              -------------------------
                Area Code and Tel No.

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
        SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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